STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

STEELCLOUD

Moderator: Kevin Murphy
January 11, 2007
9:00 a.m. CT

Operator: Good morning, ladies and gentlemen, and welcome to the SteelCloud fiscal year 2006 conference call. At this time, all participants are in a listen-only mode.

Following today’s presentation, instructions will be given for the question-and-answer session. If anyone should require Operator assistance during the conference, please press the star key followed by the zero. As a reminder, this conference is being recorded, today, January 11, 2007.

I would now like to turn the conference over to Kevin Murphy, SteelCloud’s Chief Financial Officer; please go ahead, sir.

Kevin Murphy: Good morning everyone and welcome to SteelCloud’s earnings call for the fiscal year 2006. On the call today with me is Cliff Sink, SteelCloud President and Chief Executive Officer.

Before we begin, let me read the Safe Harbor statement. Except for historical information, all of the statements, expectations and assumptions, contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following, business conditions, and the amount of growth in the computer industry and the general economy. Competitive factors, ability to attract and retain personnel and key sales and management personnel. The price of the company’s stock. And the risk factors set forth from time to time in the company’s SEC reports.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

SteelCloud takes no obligation to update or correct forward-looking statements.

At this time, I’ll now turn the call over to Cliff.

Cliff Sink: Thank you, Kevin. Good morning everyone. For those of you who have been following the company, of late, this is my seventh month as CEO of SteelCloud and the third investor call.

While the purpose of this call is to look back at fiscal year 2006, I want to stress what we all know, that SteelCloud is in the middle of a turnaround. I also want to emphasize that the turnaround plan launched in July with my new management team is on target, and beginning to reap rewards.

Last evening, we released financial results for our fiscal year which ended October 31, 2006. As expected and previously disclosed, the company ended its fiscal year with losses, nearly 60 percent of which were non reoccurring goodwill and restructuring write-offs. The tough decisions have all ready been made, and the related charges incurred. As noted, we do not anticipate further non reoccurring charges for the next fiscal year.

In the fourth quarter the company, as planned, incurred operating losses on lower revenues. Q4 showed improved as revenues had higher gross margins than the previous two quarters. The annual operating losses can be attributed to two previously disclosed major factors. One, our previous overemphasis on low margin business on the first half of the year, and two, insufficient sales focus on our federal business, during that period and the accompanying long sales cycle and winning new federal business.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

For this new fiscal year, we’ve all ready remedied the first problem, by eliminating low margin, unprofitable business lines as demonstrated by consistently improving gross margins over the past three quarters. For the second, we have ameliorated the long sales cycles by having many more federal opportunities, from a far broader customer base, and our potential new orders universe, on a sustained basis.

Our new business prospect list continues to grow, and we have one of the strongest pipelines in the history of the company. Gross profit percentages have improved quarter-over-quarter and are now approaching the planned business model. As noted in our earnings release, gross profit percentages in Q4 have increased by approximately 26 percent over Q3. Results in the form of orders are also evident. In December, we announced three new contracts for specialized steel cloud servers. These contracts reflect our ability to win business for highly specialized, and therefore, profitable servers in the federal market place. Clearly, these contracts will substantially contribute to our return to profitability this year.

Our previously disclosed turnaround strategy is to win meaningful market share in three distinct and complimentary markets, specifically the federal integrator market, the independent software vendor market, and professional services for select government end user markets. Over the next several months, you will see our focused efforts in these areas continue to deliver positive results for the company.

As I stated in earlier calls, we will not tolerate missing goals and this renewed drive and commitment has permeated all parts of the company. This change in our employee’s outlook has resulted in exceeding our Q4 gross profit goals and the closing of significant new business early in our fiscal year.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

I want to be clear, that this does not mean that the tough times are completely behind us yet. The fiscal 2006 fourth quarter revenue trend will bottom out in the first fiscal quarter of 2007, which ends in just a few weeks. We will then see improvements on all fronts in Q2 and that trend will continue throughout the year, with a planned return to bottom line profitability, that’s previously disclosed in our fourth fiscal quarter.

Accordingly, our plan for fiscal 2007 is to generate revenues in the range of 25 to $30 million. We plan for a net loss in the neighborhood of one to $1-and-a-half million, or seven to 10 cents loss per share. We recognize that this may appear to be flat revenue growth from 2006 to 2007. However, it’s important to note that the low margin business that we exited in the third quarter of 2006 represented approximately 40 percent of fiscal 2006 net revenues. As such, our plan actually represents a 70 to 100 percent growth, revenue growth in our core business year-over-year.

As I’ve said previously, the most difficult challenges of changing behavior, old habits and attitudes are far behind us. This is a new company with a clear vision and a plan to deliver profitable growth built upon a solid foundation and sustainable into the future. Most important, indicators point to a near term success.

Now before Kevin discusses the year in more detail, let me now comment on our NASDAQ listing issue. Over the past few months, we’ve taken numerous actions to increase our company’s valuation. We’ve presented our turnaround story across the nation, having met face to face with over 50 investment groups in the last six months. We continue to meet with investment groups and are committed to bringing the company into compliance with the NASDAQ minimum share price requirement, prior to our deadline.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

With that, I’ll turn the call back to Kevin, who will give financial details for the 2006 fiscal year. I’ll then make a few closing comments, and we’ll open it up for Q&A.

Kevin Murphy: Thanks, Cliff. Yesterday, we released our results for fiscal year 2006. Revenues for the year were approximately 24.2 million, compared to 34.5 million in fiscal 2006. During our last conference call, we projected our fiscal year loss between 70 and 75 cents per share. I can report that we finished in the low end of that range. The net loss for fiscal 2006 was approximately $10 million, compared to a loss of 130,000 in fiscal 2005.

Revenues for the fourth quarter were approximately 5.4 million in fiscal 2006, compared to 7.9 million in fiscal 2005. The company performed better on lower revenues in the fourth quarter of fiscal 2006, compared to 2005, due to the significant improvements in our gross margin. The net loss for the fourth quarter was 785,000 or six cents per share in fiscal 2006, compared to 933,000 or seven cents per share in fiscal 2005.

Gross margins for the fourth quarter were 25.5 percent in fiscal 2006, compared to 17.9 percent in fiscal 2005. Quarterly gross margins hit their lowest point in the second quarter of fiscal 2006, but have progressively improved during each subsequent quarter. As a result of our improved gross margins, our net loss for the for the fourth quarter was approximately $250,000 less than anticipated.

We had many changes that occurred in fiscal 2006, stemming from the management restructuring during the third quarter of the fiscal year. Accordingly, we incurred significant one time non reoccurring charges, relating to the restructuring, as well as the goodwill impairment of approximately 5.9 million.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Since the management restructuring our top priority has been and remains improvement in orders and associated backlog. In the last seven months, we have booked contracts that made be worth up to 24 million, if all options are exercised. That would bring our total backlog to approximately $18 million of which roughly, 15 million would be recognized in fiscal 2007 based on current plan scheduled deliveries.

We are now at the point where these contract amounts exceed our market capitalization. We have entered fiscal 2007 with a strong balance sheet. Although we have planned losses throughout the first three quarters of the fiscal year, we have more than adequate cash balance of 3.7 million to cover operations, until restoration of our profitability. Our current ratio remains strong, and our debt to equity is low, despite our loss in fiscal 2006. Our working capital is approximately 5.1 million, and together with our unused $3-and-a-half million line of credit, we have the means to readily execute our plan for fiscal 2007.

As previously disclosed, in order to accelerate top line growth, we will continue to explore accretive opportunities that may be outside of traditional, organic growth.

With that, I’ll turn the floor back to Cliff.

Cliff Sink: Thank you, Kevin. Seven months ago, I assumed a major undertaking. During this time, I tried to show our shareholders a direct, open approach with an aversion for exaggeration and embellishment. In line with this, I tried to share with you, our shareholders, my vision and goals for SteelCloud. The situation we have faced and continue to face is not a physics problem. It’s one of focus and execution, a challenge that required a return to the basics.

Over the last 90 days, the company has executed on key fundamentals, these include developing alliances that will yield new, profitable business opportunities in the near term. Building an opportunity pipeline that is not only robust but sustainable. Creating a sales team with a talent to deliver the contracts and customer relationships we need for long term success. Building up our near term orders substantially, improving the gross profit on the business we closed, continuing to build strategic business that will support the company long term. And learning to say no to opportunities that do not support our business model in the near term return to profitability. We’re seeing SteelCloud start to deliver results as a consequence of these actions.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

We previously told our investors that we would focus on improving sales to our three key businesses, no longer purse low margin revenues, and control our costs. The latest results show that received orders are now about 60 percent of planned revenue for the new fiscal year, and we’re only in the first quarter. Our pipeline of over $45 million in opportunities is in better shape than it has been in recent history. Our gross profit margin continues to improve as low margin revenues are no longer significant in our business model, and our are now moving towards our sustained target of 25 percent.

We continue to see improvements in our expense controls and the redeploying of these resources in areas that strategically support the company. If perhaps, most importantly, I now have complete confidence in our ability to execute on our plan and return to profitability this year.

Since July, both you and I have seen and discovered a great deal about the company and it took a heavy toll in market confidence. Over the past few months, through hard work, perseverance and dedication, we’re moving towards the ideal of a stable and profitable SteelCloud. This management team believes that it’s becoming apparent to the market, that the ship has changed course, is on a sounder keel and is now delivering results, that will continue to yield increasing valuation to our shareholders.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

With that, let me open it up for questions.

Kevin Murphy: Operator.

Operator: Thank you. The question-and-answer session will be conducted electronically. If you would like to ask a question, please do so by pressing the star key followed by the digit one on your touch-tone telephone. If you are using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Once again, please press star one on your touch-tone telephone to ask a question, and we’ll pause for just a moment.

And we’ll take our first question from Sam Rebotsky with SCR Asset Management.

Sam Rebotsky: Yes, good morning, Cliff. Good morning, Kevin.

Cliff Sink: Good morning, Sam.

Kevin Murphy: Good morning, Sam.

Sam Rebotsky: It was nice to meet you in person. And you seem to be delivering on what you’ve been saying. And it’s been – the conference calls previously, I’m sure, there was a lot of disappointment. And I’m sure the stock price has shown the positive performance reflected your positive performance.

Now going forward, are we going to need to raise any additional funds whether it’s to meet NASDAQ requirements, or to any other reasons?

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Kevin Murphy: Sam, this is Kevin. As I said in my presentation, right now, we have more than adequate cash resources. We have an unused line of credit. And we do not foresee the need to raise funds at this time to cover operations.

Sam Rebotsky: OK. And the pipeline, the $45 million pipeline, are you –do you feel that you’re doing something differently that the pipeline has improved? The economy or the area you’re in has improved? Or is it that everybody is knowing what SteelCloud can deliver that you – that the pipeline is larger?

Cliff Sink: Well Sam, this is Cliff. I think we’ve done two key things that have improved our pipeline. One is we’re actually calling on the customers. As I said earlier, part of our fundamental problem was ignoring the potential customer base that is a natural fit for SteelCloud. And as I said, when we had met before in New York, it’s amazing what happens when you actually call on your target customers. They like to talk to you and provide you with business opportunities. So I think that is one of the major things that has improved it.

The second is, we have focus on who we are calling on. We have a very tight, very succinct message to the market, on the value proposition of SteelCloud. And I think the pipeline reflects that the customer base understands that message, and is quite receptive to it.

Sam Rebotsky: In addition, have the sales staff changed? Have you made new changes? Do you expect to make additional changes? What is your plan there?

Cliff Sink: Well as we said in earlier calls, we did need to retool the sales force to be in position to call on the customers. We now have a team in place, that as you’ve seen over the past few months is delivering on the business that we want to go after. We’ll always be looking at how we might augment that. But right now, we have a team in place that is delivering for us to make this plan.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Sam Rebotsky: OK. And as far as research and development, what have you been spending, and what’s your plan as far as spending going forward on that?

Cliff Sink: Kevin, do you want to handle the actual dollar amounts and I’ll talk a little bit about where we’re looking at going.

Kevin Murphy: Sure. Sam, right now it’s about 150 to 200,000 per quarter. And we expect that to continue over the next several quarters.

Cliff Sink: OK. And in terms of areas of focus, Sam there’s some that we’re not in a position to disclose at this time. However, one of the ones we continue to invest in is the ACCA technology. And you will see over the next several months continued efforts in that area.

Sam Rebotsky: OK. And presumably, you – as you say, another – new products will come out from the money that you’re spending, going forward, I guess?

Cliff Sink: Yes.

Sam Rebotsky: OK. Well good luck. It was a pleasure to meet you. And hopefully, that – if you continue to pull in new business and then you will have other more positive problems to deal with.

Cliff Sink: Thank you, Sam.

Kevin Murphy: Thanks, Sam.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Operator: We’ll take our next question from Debra Slater with Slater Financial.

Debra Slater: Good morning, Cliff. Good morning, Kevin. How are you?

Kevin Murphy: Good morning, (Debbie).

Cliff Sink: Good, (Debbie), how are you?

Debra Slater: Very well, thank you. I just had one thing to say. You’ve really, really done an excellent job on initiating and implementing your turnaround plan and I congratulate both of you.

Cliff Sink: Thank you.

Kevin Murphy: Thank you.

Debra Slater: That’s all I have to say today. Thank you.

Operator: Once again, that is star one if you have a question. We’ll move on to David Garcia with Cantella and Company.

David Garcia: Can you tell me what type of revenues you will need at a 25 percent gross margin to break even for the quarter?

Cliff Sink: Did you ask per quarter?

David Garcia: Yes.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Cliff Sink: Yes.

Kevin Murphy: Per quarter, we need about seven-and-a-half to $8 million.

David Garcia: OK. And one other thing, are you looking at any more severance costs next year? Or is that pretty much out of the way, also?

Kevin Murphy: That is behind us.

David Garcia: OK. Good.

Kevin Murphy: So no severance going forward.

David Garcia: OK. And since, you’ve got 60 percent of your targeted revenue booked all ready, have you raised your target or are you going to raise your target for the year?

Cliff Sink: We have raised it slightly since the initial plan was set forward. The ability to raise it significantly gets into the scheduling of when these customers want product delivered. And that impacts when we can schedule revenue. So I think that right now, the plan reflects what we see for the fiscal year.

David Garcia: OK. One last question, because of the long lead times with the government contracts, have those gone down any? Or are they still long lead time?

Cliff Sink: In terms of the contracts, they have not changed significantly. However, as you’ve seen there are opportunities that are out there, that we have been able to capitalize on to speed up the typical timeframe, in other words, procurements that are all ready in process that we’ve been able to go back to existing customers, and get back into the mix and close business quicker than previously planned.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

David Garcia: OK. Good. And this goes back a few years. We’ve heard for the last several years about a deal with Computer Associates and the Defense Department, you know that has gone on, and on and on. Is that dead now? Or is that still alive?

Cliff Sink: I personally am not familiar with that. I know that we had an opportunity with Computer Associates for a device that was being sold, and that business has been shut down for quite some time. There was also discussion even on the call of an opportunity within the intelligence community that has gone on for a while. The status of that is, we do have prototypes in the intelligence community for that. The intelligence community is still working on those programs. But as you know, with the government it sometimes takes them time to get to conclusion. So we don’t have an update on that other than the program is still alive and the prototypes are still out there.

David Garcia: OK. Well again, I’ll congratulate you too. I think you’re doing a hell of a job.

Cliff Sink: Thank you.

Kevin Murphy: Thank you.

Operator: We’ll now hear from Jeff McNey with Chase First.

Jeff McNey: Hello. Yes, guys. You’ve definitely implemented a turnaround. But as a question, being involved with the company back in 2002 and 2003, there was a couple of catalysts that drove the price in share, all the way up to $5 from where it is. So out of curiosity, what is going to be other than the turnaround in better quarters and so forth, and it looks like it’s back end loaded, with all of the potential contracts being announced, that’s going to prevent us from being potentially in a position of, you know, granted we’ve all ready had two days, but of being below this dollar a share. Any thoughts on that?

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Cliff Sink: I’m not sure – I think there was kind of two questions there, so I guess, I’ll dive in. I think that what happened in the past in terms of product announcements and alliances that drove the company to higher stock price, and do we have any of those on the horizon? I think, quite honestly, what we’re doing is first steps first, is getting the company back on sound footing and returning to profitability.

Part of that does include, as I said earlier, coming up with strategic alliances that drive business in the new term. And as I said earlier, you will see announcements on that, over the next few months. And I think your second question was, now what about the stock price more short term.

Jeff McNey: Yes, that’s what I’m- overall, correct. Long term, it’s perfect. I all ready see that. Everybody can recognize that. But short term is where we’re at based on the compliance.

Cliff Sink: Right. Well I think short term is all about delivery of contracts. And I think that’s what we have shown over the past several weeks, is we are delivering those contracts. And, you know, I think that …

Jeff McNey: Do we have one potentially that could be announced soon, 500 order or some order that was pre announced, right.

Cliff Sink: Yes. There is additional opportunities that could be announced in the short term. But the three steps that are probably the most important for us are one, attracting new investors, and we’ve been out on the road to do that. Two is rebuilding the confidence of the investors in the company, and what we are doing, which I think, again, we’re making good progress on.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

And third, is develop more order potential, which I think is clearly reflected in our robust and probably more importantly sustainable pipeline.

Jeff McNey: OK. So we feel confident that we won’t be looking at any kind of reverse splits, or having some issues with …

Cliff Sink: No. Our intention is that we will meet the listing requirements before the deadline.

Jeff McNey: Yes, I feel confident as well. OK, sir. I do appreciate it and great job.

Cliff Sink: Thank you.

Kevin Murphy: Thanks.

Operator: As a final reminder, that is star one if you have a question.

Paul Silberberg: And we’ll now hear from Paul Silberberg with Garden State Securities.

Paul Silberberg: Hi. You’re doing a great job. I just want to, you know, what if it doesn’t keep the dollar bid, you’re just not going to do the reverse and you’ll go to the bulletin board and then come back? Because, you know, it looks great to me, but the market, you know, has its own mind. I was just wondering…

Cliff Sink: Well obviously we can’t control the market, but it’s our intention not to be in that situation.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Paul Silberberg: Yes, but what if it doesn’t happen.

Cliff Sink: Well, you know, hard to speculate on what the market will and won’t do. And probably not appropriate to speculate on that.

Paul Silberberg: Well I mean we’re looking at roughly a month, and, you know, we need half of it to cooperate ((inaudible)). Otherwise, we’re looking at a delisting.

Kevin Murphy: No. What happens is on February fifth, if we haven’t met it, we still have the right to appeal. There is an appeal process. We do not know how long that takes, but typically it provides some additional time, and we have to let that process run its course before we would be faced with a decision of what you’re suggesting. So we – our intent is to be compliant before February fifth. If not, then, again, we’re going to protect the shareholder’s investment and go through with the appeal process. And then let that process take its course.

Paul Silberberg: Is that like 90s days, 180 days after that?

Kevin Murphy: I can’t tell you. It’s based on NASDAQ, you know, what their appeal process looks like in terms of scheduling, I can’t even speculate on that.

Paul Silberberg: All right. Thanks a lot. Again, great job.

Kevin Murphy: Thanks.

Cliff Sink: Thank you.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Operator: We’ll move on to Jeffrey Ponn with Garden State Securities.

Jeffrey Ponn: Yes, I was just wondering pretty much the same thing about the stock price. I’m also wondering, if there was any chance of the company buying stock, if they had to, to keep that ($1.01) bid?

Cliff Sink: I guess the answer is the same in general. It’s our intention to keep it above $1 through our actions and opportunities. There is not currently a stock buyback program that we’re looking at. We think we have better uses for our cash at this point in time. However, you know, these options are always open to us. And in addition to that, I think you will see that the officers and board have complete confidence in the company and you’ll see during the period when we’re allowed to purchase stock that we will be investing in the company.

Jeffrey Ponn: Thanks a lot.

Operator: And we have a follow up question from Jeff McNey with Chase First.

Jeff McNey: Yes, guys. Just to help you in regards to thoughts, and maybe you can clarify, you guys have, as far as I know, bought a lot to show your intentions of insider buys, is that right?

Cliff Sink: Yes.

Jeff McNey: Yes, OK. So that’s one benefit to the market. And then the other thing is, I think, too, in regards to even if we don’t make the bid by the allotted time, it seems that usually to speculate there’s grants of another 180 days or thereabouts, so, you know, all in all, I mean if you continue to do what you’re doing, as well as potentially announcing the up and coming contract, I think we look good ahead. Is that pretty much – that’s pretty much right, right?

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Kevin Murphy: Yes, I agree with you. There are grants of time. As I said previously, I don’t know what that timeline is, but yes there are…

Jeff McNey: But usually…

Kevin Murphy: There is available additional time.

Jeff McNey: Exactly. OK. So that’s – I just wanted to because you guys have been buying the stock at lower prices compared to where it is. OK. All right. Understood, thank you.

Kevin Murphy: Thanks.

Cliff Sink: Thank you.

Operator: We have a follow up question from Sam Rebotsky with SCR Asset Management.

Sam Rebotsky: Yes, just to sort of hone in on this $1 price, clearly, based on what you’re doing if you can sort of continue showing that and you’ve given every reason to indicate that business will improve, the investors should be more aware of your future positives and continue to buy the stock. And as you indicated, when the window of opening, where management can purchase stock, there’s no doubt this would be a positive to the investors to see that you believe that this is a good value. And hopefully, you’ll attract some attention that will tell your story for you.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

But as I say, continue to do the good work and hopefully, you’re – any purchase of stock will also send a good message.

Cliff Sink: Yes, Sam. Thank you. And just to reiterate, you know, as we’ve indicated in previous calls, and on this one, we believe the stock is undervalued as its currently being traded. So, you know, I think if people look at the company, the contracts that we have in house, versus our market capitalization, it’s a pretty clear story.

Sam Rebotsky: Good luck.

Cliff Sink: Thank you, Sam.

Kevin Murphy: Thanks, Sam.

Operator: And we’ll take our next question from David Garcia with Cantella and Company.

David Garcia: Yes, this isn’t a question. It’s more of a comment geared to the people who represent securities firms. You know, we’ve all got clients in this stock, and we’ve all been buying it, I’m sure, at lower prices. This is a lot better company than it was six months ago. And, you know, to ensure that this stock stays above $1 we can go back to our clients and be buying more stock now. I know I will be. That’s all I had to say.

Cliff Sink: Thank you.

Kevin Murphy: Thank you.

Cliff Sink: Thank you very much for your support.

STEELCLOUD
Moderator: Kevin Murphy
01-11-07/9:00 a.m. CT
Confirmation # 1719334

Operator: There are no further questions at this time. Mr. Murphy, I’d like to turn the conference back over to you for any additional or closing remarks.

Cliff Sink: Well this is Cliff Sink. I’d like to thank all of you as our investors for having confidence in our turnaround plan and in the company. And we look forward to your continued support. And again, we are putting all of our efforts into making this company all that it should be. So thank you very much for your continued support and participation in the call.

Kevin Murphy: Thank you.

Operator: That does conclude today’s conference. We thank you for your participation and have a great day.

END